Exhibit 99.1

NEXTPHASE WIRELESS ANNOUNCES TICKER SYMBOL CHANGE TO “NPHS”

ANAHEIM, Calif. – (MARKET WIRE) – November 2, 2007– NextPhase Wireless, Inc. (OTCBB:NXPW), a nationwide developer of WiMAX-ready networks and provider of advanced wireless broadband solutions, today announced that it has effected a 1-for-20 reverse split of its Common Stock as approved by its Board of Directors on October 2, 2007.  Upon market open on Monday, November 5, 2007, NextPhase’s common stock will be quoted on the OTC Bulletin Board on a split-adjusted basis under the new trading symbol “NPHS”.

As a result of the reverse stock split, each 20 shares of issued and outstanding common stock as of today’s close of trading has been automatically converted into one share of split-adjusted common stock.  No fractional shares of common stock will be issued in connection with the reverse split.  Shareholders who would otherwise be entitled to a fractional post-split share will receive in lieu thereof one whole post-split share

Shareholders are not required to take any action to effect the conversion of their shares.  The presently issued certificates shall be deemed for all purposes to represent the number of split-adjusted shares that result from the reverse split.  Shareholders of record as of the close of today’s trading may, but are not required to, contact Pacific Stock Transfer Company, NextPhase’s transfer agent, to exchange the certificates originally representing such shareholder’s shares of pre-split common stock for new certificates representing the number of whole shares of post-split common stock into which the shares have been converted.  There may be a fee for such new certificates.

Robert Ford, Chief Executive Officer of NextPhase, noted, “We are confident that this is an important initial step in helping to attract quality new investors to our Company, while supporting our efforts to pursue a listing on a national exchange in the very near future.  This is an exciting period of evolution for NextPhase, and one that we intend to fully optimize as we progress our plans to ensure WiMAX becomes a reality in the United States.”

About NextPhase Wireless, Inc.
With a mission to build a device-agnostic, WiMAX-ready, wireless broadband connectivity/content delivery platform serving all 48 contiguous U.S. states, NextPhase Wireless, Inc. is focused on delivering integrated Internet, voice, video and managed services to its fast growing customer and client base which currently numbers more than 10,000.  Engaged in designing, deploying and operating its own WiMAX-ready wireless networks and providing advanced wireless technology solutions to both businesses and municipalities, the Company is currently providing wireless broadband coverage in California and Nevada and Internet Service Provider (ISP) coverage in 19 states throughout the country.  For more information, please visit www.npwireless.com, www.speedfactory.com and www.jersey.net.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

FOR INVESTOR & MEDIA RELATIONS, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Dodi Handy, President and CEO, or Daniel Conway, Chief Strategist
407-585-1080 or via email at NXPW@efcg.net